UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway

Suite 500

Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2018, Innoviva, Inc. (the “Company”) determined to terminate the employment of Eric d’Esparbes, its Senior Vice President and Chief Financial Officer, “without cause,” effective as of August 17, 2018.  In connection with the termination, the Company and Mr. d’Esparbes entered into a separation and release agreement dated August 8, 2018 (the “Separation Letter”), which, among other things, provides that in exchange for a mutual release of claims, the Company will pay Mr.  d’Esparbes a lump sum payment equal to 24 months of his base salary plus two times his current target bonus (as set forth in Mr. d’Esparbes’ letter agreement with the Company dated February 7, 2018, filed with the Commission as Exhibit 10.1 to the Form 8-K filed with the Commission on February 7, 2018).   In addition, the Company agreed to accelerate the vesting of an aggregate of 16,501 shares of the Company’s common stock underlying restricted stock awards previously awarded to Mr. d’Esparbes, which would have vested on August 20, 2018 if he remained with the Company through such date.

The foregoing summary of the Separation Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

In connection with Mr. d’Esparbes separation, the Company also appointed Marianne Zhen, previously the Company’s Corporate Controller, as its new Chief Accounting Officer and principal accounting officer.  Ms. Zhen will report directly to Geoffrey L. Hulme, the Company’s interim principal executive officer.  No determinations have been made at this time regarding any change in Ms. Zhen’s compensation as a result of her promotion to the Company’s Chief Accounting Officer.

Prior to her promotion, Ms. Zhen, age 49, has served as the Company’s Corporate Controller since February 2016, prior to which she served as the Company’s Assistant Controller since joining the Company in October 2014.  Ms. Zhen’s prior experience includes serving as the Corporate Controller of Steelwedge Software, Inc. from May 2012 to October 2014, the Corporate Controller at Intelmate from June 2011 to April 2012 and the Corporate Controller of Model N, Inc. from October 2007 to June 2011.

There are no family relationships between Ms. Zhen and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Zhen or any other person and the Company or any of its subsidiaries pursuant to which she was appointed as an officer of the Company.  There are no transactions between Ms. Zhen or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

10.1 Separation and Release Agreement between Innoviva, Inc. and Eric d’Esparbes, dated August 8, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.
Date: August 8, 2018	By:	/s/ Geoffrey L. Hulme
Geoffrey L. Hulme
Interim Principal Executive Officer

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